Exhibit 99.1

FOR IMMEDIATE RELEASE

Teladoc Acquires Global Virtual Care Provider, Advance Medical

•                  Combination extends Teladoc’s global market leadership, strengthening and expanding company’s international footprint, breadth of medical services and physician network

•                  Patients and companies to benefit from a single, comprehensive solution that addresses escalating healthcare costs and access barriers worldwide

Purchase, NY, June 4, 2018 - Teladoc, Inc. (NYSE:TDOC), the global leader in virtual care, announces today that, effective May 31, 2018, it has acquired Advance Medical, the leading virtual care provider outside of the United States. With a broadened international footprint and the ability to offer an expanded set of clinical services worldwide, the combination creates the only global comprehensive virtual care platform capable of serving companies and people everywhere.

With the addition of Advance Medical, Teladoc builds on its successful track record of acquiring and integrating companies with common purpose, complementary capabilities and access to new markets. Combining Advance Medical’s suite of international clinical capabilities with Teladoc’s technology and operational scale, the company is now uniquely equipped to meet the needs of U.S. multinational employers, for whom one third of all employees live abroad.

“Today we bring together two companies who, by consistently putting the consumer first, have proven the transformative power of offering full-spectrum virtual care solutions,” said Jason Gorevic, CEO, Teladoc. “This acquisition advances our strategy to continually expand our product portfolio, as well as our operational footprint in attractive global markets.”

As countries around the world face escalating healthcare cost and access challenges, Teladoc’s ability to meet the most pressing care needs of members outside the United States significantly expands the company’s total market opportunity. With the addition of Advance Medical’s clinical and operational expertise in markets such as Latin America and Asia, where private health insurance growth rates are more than double that of the U.S., Teladoc is positioned to further accelerate the global adoption of virtual care.

“We share Teladoc’s belief that a virtual care solution should be comprehensive in nature, and provide answers and outcomes for people regardless of their location or medical condition,” said Carlos Nueno, co-founder, Advance Medical. “Our clients have increasingly demanded high-quality virtual care at scale, and now we have the ability to bring this meaningful change to the healthcare system.”

“With the ability to harness the rapid pace of medical innovation, deliver an unsurpassed commitment to clinical quality, and maintain our unwavering patient-centric vision, there is no doubt we will have a profound consumer impact as we continue to expand access to high quality care,” adds Marc Subirats, co-founder, Advance Medical.

Mr. Nueno and Mr. Subirats will join the Teladoc executive team, continuing to lead the Advance Medical business outside the U.S.

Transaction Summary

Teladoc completed its acquisition of Advance Medical on May 31, 2018. Under the terms of the agreement, the purchase price consists of approximately $292 million in cash and $60 million of Teladoc common stock. Latham & Watkins LLP acted as Teladoc’s legal advisor and White & Case LLP acted as Advance Medical’s legal advisor.

Financial Reporting and Business Outlook

Advance Medical generated 2017 Revenues of approximately $63 million and Adjusted EBITDA of approximately $2 million.

Advance Medical generated approximately $17 million of revenue for the first three months of 2018, and is expected to generate in excess of $74 million of revenue in 2018.

Advance Medical’s consolidated financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Such preparation may result in material differences from a financial presentation prepared under GAAP. For an explanation of Advance Medical’s Adjusted EBITDA and a reconciliation to the most directly comparable financial measure calculated according to IFRS, refer to the heading below titled “Advance Medical Non-IFRS Financial Measures.” Dollar amounts above were translated from euros to U.S. dollars at a rate of $1.133:€1.000, which reflects the approximate average exchange rate used by Advance Medical in 2017 when converting U.S. dollar revenues into euros for financial reporting purposes.

As part of its second quarter earnings report, to be filed in early August 2018, Teladoc will provide an updated full-year 2018 financial outlook and guidance for the combined company after completing valuation and related purchase accounting considerations regarding Advance Medical.

Management Conference Call

Teladoc management will also provide additional details of the Advance Medical acquisition during a conference call today, Monday, June 4, at 8:00 a.m. Eastern Time. Stockholders and interested participants may listen to a live broadcast of the conference call by dialing 833-241-4255 or 647-689-4206 for international callers, and referencing participant code 5546527, approximately 15 minutes prior to the call. A live webcast of the conference call and supplemental presentation materials will be available on the investor relations section of the company’s website and an audio file of the call will also be archived for 90 days at ir.teladoc.com.

Notice of Inducement Equity Awards

In connection with the acquisition of Advance Medical, and effective as of the closing date, Teladoc granted to twenty-two employees of Advance Medical stock option awards covering an aggregate 102,401 shares of Teladoc common stock and restricted stock unit awards covering 264,244 shares of Teladoc common stock. The stock option awards each have an exercise price of $50.90. These awards include a grant to each of Messrs. Carlos Nueno and Marc Subirats of a stock option award covering 51,020 shares of Teladoc common stock and a restricted stock unit award covering 73,674 shares of Teladoc common stock. These equity awards will generally vest based on continued service to Teladoc over the three or four years following the date of grant, for restricted stock units and options, respectively, except for the awards to Messrs. Nueno and Subirats, which vest in two equal annual installments following the date of grant. The stock option and restricted stock unit awards were approved by the Compensation Committee of the Board of Directors of Teladoc and were granted under the Teladoc, Inc. 2017 Employment Inducement Incentive Award Plan as employment inducement awards pursuant to NYSE rules.

For Additional Information:

•                  Learn more about the announcement here.

About Advance Medical

Founded in 1999, Advance Medical is a worldwide leader in telemedicine and expert medical opinion services. Partnered with more than 300 large, multinational employers and insurers across Europe, Asia, Latin America and the U.S., Advance Medical has built an integrated portfolio of high quality telehealth and expert medical opinion solutions, including Global Care on Demand, and the Virtual Medical Home.

About Teladoc, Inc.

Teladoc, Inc. (NYSE:TDOC) is the global leader in virtual care. A mission-driven organization, Teladoc is successfully expanding access to high quality healthcare, lowering costs and improving outcomes around the world. The company’s award winning, integrated clinical solutions are inclusive of telehealth, expert medical opinions, AI and analytics, and licensable platform services.  With more than 2000 employees, the organization delivers care in 125 countries and in more than 20 languages, partnering with employers, hospitals and health systems, and insurers to transform care delivery. For more information, please visit www.teladoc.com or follow @Teladoc on Twitter.

Media Contacts:

Kate Contreras
ReviveHealth, a Weber Shandwick Company

862-432-8436

KContreras@webershandwick.com

Courtney McLeod
Director of Communications, Teladoc
203-253-3257
cmcleod@teladoc.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 concerning Teladoc, Advance Medical and other matters. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Teladoc. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks related to the acquisition of Advance Medical, including integration risks, exposure to international operations and failure to achieve the anticipated benefits of the acquisition; (ii) changes in laws and regulations applicable to our business model; (iii) changes in market conditions and receptivity to our services and offerings; and (iv) the loss of one or more key clients. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Advance Medical Non-IFRS Financial Measures

This press release includes the Adjusted EBITDA of Advance Medical for 2017, which is a non-IFRS financial measure as defined by the rules of the Securities and Exchange Commission. We believe that the presentation of Adjusted EBITDA enhances an investor’s understanding of Advance Medical’s financial performance. Advance Medical’s management has used Adjusted EBITDA for business planning purposes and in measuring the performance of Advanced Medical relative to its competitors. Advance Medical’s Adjusted EBITDA consists of net income after taxes before depreciation and amortization, net finance and foreign exchange costs and income tax expense. Advance Medical’s management believes that making such adjustment provides investors meaningful information to understand results of operations and the ability to analyze financial and business trends on a period-to-period basis. However, Advance Medical’s use of the term Adjusted EBITDA may vary from that of others in the industry, and Adjusted EBITDA should not be considered as an alternative to net income after taxes or any other performance measures derived in accordance with IFRS as measures of performance.

Adjusted EBITDA has important limitation as an analytical tool and you should not consider it in isolation or as a substitute for analysis of Advance Medical’s results as reported under IFRS. Some of these limitations are that Adjusted EBITDA does not reflect interest expense on debt and foreign exchange costs and eliminates the impact of income taxes on results of operations, limiting the usefulness of Adjusted EBITDA as a comparative measure. In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any expenditures for such replacements. In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The following table reconciles net income after taxes to Adjusted EBITDA for 2017:

EUR in millions, unless otherwise noted	2017
Net Income after Taxes(1)	€0.2
Plus:
Depreciation & Amortization	€0.5
Finance & FX Costs	€0.3
Income Tax Expense	€0.8
ADJ. EBITDA	€1.8
FX Translation Rate(2)	$1.133 : €1.000
ADJ. EBITDA (USD)	$2.1

Note: Amounts may not sum due to rounding.

(1) From Advance Medical’s 2017 audited consolidated financial statements, which were prepared in accordance with IFRS. Such preparation may result in material differences from a financial presentation prepared under GAAP. We expect to file with the SEC the financial statements of Advance Medical as required by Form 8-K and within the time provided therein.

(2) The exchange rate reflects the approximate average exchange rate used by Advance Medical in 2017 when converting U.S. dollar revenues into euros for financial reporting purposes.

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